UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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XERIS PHARMACEUTICALS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XERIS PHARMACEUTICALS, INC.
180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held June 8, 2021
Notice is hereby given that the 2021 Annual Meeting of Stockholders, or Annual Meeting, of Xeris Pharmaceuticals, Inc. (the "Company") will be held on June 8, 2021 at 8:00 a.m. Central Time. The Annual Meeting will be a virtual meeting this year due to the public health impact of the coronavirus outbreak (COVID-19). You will be able to attend and participate in the Annual Meeting online (see below for details regarding admission), where you will be able to listen to the meeting live, vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. The purposes of the Annual Meeting are the following:
1.To elect two Class III directors to our board of directors to serve until the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;
2.To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and
3.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of Class III directors nominated by the board of directors.
Only Xeris Pharmaceuticals, Inc. stockholders of record at the close of business on April 19, 2021 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/XERS prior to the deadline of Monday, June 7, 2021 at 5:00 p.m. Eastern Time and provide the control number as described in the Notice or proxy card. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting and technical details and support related to accessing the virtual platform.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, or 2020 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting online, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. The proxy statement and our 2020 Annual Report to Stockholders are available at http://www.proxydocs.com/XERS.

By order of the Board of Directors,

Paul R. Edick
Chairman and Chief Executive Officer
Chicago, Illinois
April 29, 2021

TABLE OF CONTENTS

Page

PROPOSAL NO. 1 - ELECTION OF CLASS III DIRECTORS	7

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS XERIS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	12

CORPORATE GOVERNANCE	14

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27

PRINCIPAL STOCKHOLDERS	30

DELINQUENT SECTION 16(A) REPORTS	32

REPORT OF THE AUDIT COMMITTEE	33

HOUSEHOLDING	34

STOCKHOLDER PROPOSALS	34

OTHER MATTERS	34

XERIS PHARMACEUTICALS, INC.
180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2021
This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Xeris Pharmaceuticals, Inc., which will be held on June 8, 2021 at 8:00 a.m. Central Time. The Annual Meeting will be a virtual meeting this year due to the public health impact of the coronavirus outbreak (COVID-19). You will be able to attend and participate in the Annual Meeting online (see below for details regarding admission), where you will be able to listen to the meeting live, vote electronically and submit questions. The board of directors of Xeris Pharmaceuticals, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Xeris,” “we,” “us,” and “our” refer to Xeris Pharmaceuticals, Inc. The mailing address of our principal executive offices is Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601.

To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/XERS prior to the deadline of Monday, June 7, 2021 at 5:00 p.m. Eastern Time and provide the control number as described in the Notice or proxy card. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting and technical details and support related to accessing the virtual platform.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Annual Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 available to stockholders on April 29, 2021.
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws, and therefore we are permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide the scaled disclosure in this proxy statement as permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). Furthermore, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. In addition, we qualify as a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act), which allows us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in June 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (SEC). Even after we are no longer an “emerging growth company,” we may still qualify as a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held Online on June 8, 2021:

This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxydocs.com/XERS

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

XERIS PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2020 Annual Report to Stockholders, or 2020 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2021. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2021 Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 19, 2021.
How many votes can be cast by all stockholders?
There were 66,334,538 shares of our common stock, par value $0.0001 per share, outstanding on April 19, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 19, 2021.
How do I vote my shares without attending the Annual Meeting?
By Proxy

If you do not wish to vote online during the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 7, 2021. Proxies submitted by mail must be received before the start of the Annual Meeting.
If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I attend and vote at the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/XERS and use their 12-digit control number provided in the Notice and Access Card to login to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.

To be admitted to the Annual Meeting and vote your shares, stockholders must register in advance at www.proxydocs.com/XERS prior to the deadline of Monday, June 7, 2021 at 5:00 p.m. Eastern Time and provide the control number located in the shaded gray box in the Notice or proxy card. Upon completing the registration, stockholders will receive further instructions via email, including a unique link to access the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Central Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting's start time. Online check-in will begin at 7:30 a.m., Central Time, and you should allow ample time for the check-in procedures.

Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.proxydocs.com/XERS. Additionally, questions regarding how to attend and participate via the Internet can be answered by calling (866) 648-8133 on the day before the Annual Meeting and the day of the Annual Meeting.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Only stockholders who log in using their unique 12-digit control number, which appears on the Notice and the instructions that accompany the proxy materials, will be able to ask questions at the Annual Meeting.

The Annual Meeting’s Rules of Conduct will be posted on www.proxydocs.com/XERS approximately two weeks prior to the date of the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 7, 2021, (2) attending and voting online at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, as amended, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Mediant Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 29, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS
This Proxy Statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of two Class III directors to our board of directors. Proposal No. 2 requests the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 - ELECTION OF CLASS III DIRECTORS
Our board of directors currently consists of six members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are BJ Bormann and John Schmid, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•the Class II directors are Dawn Halkuff and Jeffrey Sherman, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•the Class III directors are Paul Edick and Marla Persky, and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Our board of directors has nominated Paul Edick and Marla Persky for election as the Class III directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape. Three of our six directors are gender diverse.

Nominees for Election as Class III Directors
The following table identifies our Class III directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 28, 2021.

Name	Positions and Offices Held with Xeris	Director Since	Age
Paul R. Edick	Chief Executive Officer and Chairman of the Board	2017	65
Marla S. Persky	Director	2018	65

Paul R. Edick. Mr. Edick joined our company in January 2017 as President and Chief Executive Officer and was appointed as Chairman in June 2018. As of August 2020, Mr. Edick relinquished the President title within the company. Previously, Mr. Edick was a founding partner of 3G Advisors, a consultancy firm to the pharmaceutical, healthcare and healthcare investor communities. From 2010 to 2014, Mr. Edick was the chief executive officer of Durata Therapeutics, Inc., a biopharmaceutical company, prior to its acquisition in November 2014. Prior to that, Mr. Edick was chief executive officer of Ganic Pharmaceuticals, Inc., a Warburg Pincus investment search vehicle, from 2008 to 2010. Before that, from 2006 to 2008, Mr. Edick was chief executive officer of MedPointe Healthcare, Inc., a pharmaceutical company, and served as its president of pharmaceutical operations from 2002 to 2006.

Mr. Edick has previously served on a number of pharmaceutical and healthcare company boards including Milestone Pharmaceuticals Inc., Circassia Pharmaceuticals plc, Sucampo Pharmaceuticals, Inc., Iterum Therapeutics Limited, Durata Therapeutics, NewLink Genetics Corp., Neos Therapeutics, Inc. and PDL BioPharma, Inc. Mr. Edick received a B.A. degree in psychology from Hamilton College. We believe Mr. Edick is qualified to serve on our board of directors because of his management and industry experience.

Marla S. Persky Ms. Persky has served on our board of directors since April 2018. Since 2014, Ms. Persky has served as the chief executive officer and president of WOMN LLC, a consulting and coaching organization. From 2005 to 2013, Ms. Persky was senior vice president, general counsel and corporate secretary of Boehringer Ingelheim Corporation, a pharmaceutical company, and prior to that spent 19 years with Baxter International Inc. in both legal and business roles. Ms. Persky also serves on the board of advisors of Text IQ, Inc. and the board of directors of YGEIA Group, Inc.

Ms. Persky has a B.S.S. degree in speech sciences from Northwestern University and a J.D. from Washington University School of Law. We believe Ms. Persky is qualified to serve on our board of directors because of her experience in the industry in which we operate.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Vote Required and Board of Directors’ Recommendation

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
The proposal for the election of directors relates solely to the election of Class III directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Paul Edick and Marla Persky as the Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.
Directors Continuing in Office
The following table and biographies identify our directors continuing in office and set forth their principal occupation and business experience during the last five years and their ages as of April 29, 2021.

Name	Positions and Offices Held with Xeris	Director Since	Class and Year in Which Term Will Expire	Age
BJ Bormann	Director	2018	Class I - 2022	62
John Schmid	Director (Lead Independent Director)	2017	Class I - 2022	58
Dawn Halkuff	Director	2018	Class II - 2023	50
Jeffrey Sherman	Director	2018	Class II - 2023	66

Class I Directors (Term Expires at 2022 Annual Meeting)
BJ Bormann, Ph.D. Dr. Bormann has served on our board of directors since April 2018. Dr. Bormann currently serves as the vice president of translational science and network alliances for The Jackson Laboratory, a nonprofit biomedical research institution. From 2015 to 2017, Dr. Bormann served as the interim chief executive officer of Supportive Therapeutics, LLC, a pharmaceutical company. In 2015, Dr. Bormann served as the chief executive officer and as a director of Pivot Pharmaceuticals Inc., a biopharmaceutical company. Previously Dr. Bormann served as the chief business advisor for NanoMedical Systems, Inc, a drug delivery company, from 2013 to 2015 and as the chief executive officer of Harbour Antibodies, a biopharmaceutical company, from 2013 to 2014. From 2007 to 2013, Dr. Bormann was a senior vice president, world-wide alliances, licensing and business development at Boehringer Ingelheim Pharmaceuticals, Inc., a pharmaceutical company. Dr. Bormann currently serves on the board of directors of BioLine Rx Ltd., a biopharmaceutical company.

Dr. Bormann received her Ph.D. in biomedical science from the University of Connecticut Health Center and her B.Sc. from Fairfield University in biology. Dr. Bormann completed postdoctoral training at Yale Medical School in the department of pathology. We believe Dr. Bormann is qualified to serve on our board of directors because of her experience in the industry in which we operate.

John Schmid. Mr. Schmid has served on our board of directors since September 2017 and has been our lead independent director since February 2019. Mr. Schmid currently serves as a member of the board of directors of Neos Therapeutics, Inc., AnaptysBio Inc., Design Therapeutics, Inc., Forge Therapeutics, Inc., Speak, Inc., Poseida Therapeutics Inc. and Helix Acquisition Corporation. Previously, he was the chief financial officer of Auspex Pharmaceuticals, Inc., a biopharmaceutical company, from 2013 until its acquisition in 2015. Prior to joining Auspex Pharmaceuticals, Mr. Schmid co-founded Trius Therapeutics, Inc., a biopharmaceutical company, in 2004, where he served as chief financial officer until its sale in 2013.

Mr. Schmid received a B.A. in economics from Wesleyan University and an M.B.A. from the University of San Diego. We believe Mr. Schmid is qualified to serve on our board of directors because of his experience, including financial experience, in the industry in which we operate.

Class II Directors (Term Expires at 2023 Annual Meeting)

Dawn Halkuff. Ms. Halkuff has served on our board of directors since April 2018. Since 2016, Ms. Halkuff has served as the chief commercial officer of TherapeuticsMD, Inc., a pharmaceutical company. Prior to that, Ms. Halkuff held numerous senior level positions at Pfizer Inc., a biopharmaceutical company, and the Pfizer Consumer Healthcare Wellness Organization and was a member of its Consumer Global Leadership Team, including in roles such as senior vice president, global wellness, vice president, women's health sales and marketing and senior director, women's health products. Prior to that, Ms. Halkuff was the commercial lead for sales and marketing of the Pfizer Women's Health Division. From 2005 to 2010, Ms. Halkuff was head of global innovation at Weight Watchers International.

Ms. Halkuff has a B.A. degree in psychology from the University of Connecticut and an M.B.A. from Pennsylvania State University. We believe Ms. Halkuff is qualified to serve on our board of directors because of her experience in the industry in which we operate.

Jeffrey Sherman, M.D., FACP. Dr. Sherman has served on our board of directors since April 2018. Since 2009, Dr. Sherman has served as the chief medical officer and executive vice president at Horizon Therapeutics plc, a biopharmaceutical company. Dr. Sherman also serves on the board of directors of Strongbridge Biopharma plc, a biopharmaceutical company, as a member of a number of professional societies, as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine, and on the Board of Advisors of the Center for Information and Study on Clinical Research Participation (CISCRP). He previously held positions at pharmaceutical companies such as IDM Pharma, Inc., Takeda Global Research and Development, NeoPharm Inc., G.D. Searle, LLC/Pharmacia Corporation, and Bristol-Myers Squibb and is past board chair of the Drug Information Association (DIA).

Dr. Sherman received a B.A. in Biology from Lake Forest College and earned his M.D. from the Rosalind Franklin University of Medicine and Science/The Chicago Medical School. Dr. Sherman completed internship and residency programs at Northwestern University Feinberg School of Medicine, where he currently serves as an adjunct assistant professor, and a fellowship program at the University of California San Francisco. We believe Dr. Sherman is qualified to serve on our board of directors because of his experience in the industry in which we operate.
Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at Xeris and their ages as of April 29, 2021.

		Officer
Name	Position Held with Xeris	Since	Age
Barry Deutsch	Chief Financial Officer	2018	58
Beth Hecht	Senior Vice President, General Counsel and Corporate Secretary	2018	57
Ken Johnson	Senior Vice President, Clinical Development, Regulatory, Quality Assurance and Medical Affairs	2017	58
Steven Prestrelski	Chief Scientific Officer	2005	57
John Shannon	President and Chief Operating Officer	2017	59

Barry Deutsch. Mr. Deutsch joined our company in July 2017 as our vice president, business development and was appointed as Chief Financial Officer in April 2018. Previously, from 2007 to 2017, Mr. Deutsch was a vice president for the BioScience Division of Baxter Healthcare Corporation, Baxalta Incorporated following its spinoff from Baxter, and Shire plc following its acquisition of Baxalta. Mr. Deutsch’s roles included serving as vice president of business development at Baxter BioScience and Baxalta and head of business development and public-private partnerships for the intercontinental region at Baxalta and Shire.

Mr. Deutsch received a B.S. in Economics degree in finance and accounting from The Wharton School of the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Beth P. Hecht. Ms. Hecht joined our company in January 2018 and serves as Senior Vice President, General Counsel and Corporate Secretary. Ms. Hecht has over twenty-five years of experience as a corporate executive in the life sciences industry, most recently serving from 2012 to 2018 as managing director and chief legal and administrative officer of Auven Therapeutics, a global biotechnology and pharmaceutical private equity firm from 2012 to 2018. From November 2013 through November 2014, Ms. Hecht also served as corporate secretary and legal and compliance advisor at Durata Therapeutics, a biopharmaceutical company. Prior to that, she was senior vice president, general counsel and corporate secretary at the Sun Products Corporation from March 2009 through September 2012, and prior to that executive vice president and general counsel of MedPointe Healthcare, Inc., a pharmaceutical company. Since March 2021, Ms. Hecht has served on the board of directors of Iterum Therapeutics plc, a clinical stage pharmaceutical company, where she serves on the audit and compensation committees. Additionally, from September 2015 through March 2021 she served on the board of directors for Neos Therapeutics, Inc., a pharmaceutical company, where she chaired the nominating and corporate governance committee. Neos Therapeutics was acquired by Aytu Biopharma Inc. in March 2021 and she now serves on the Aytu Biopharma board of directors. Ms. Hecht received a J.D. from Harvard Law School and a B.A. from Amherst College.

Ken Johnson, Pharm.D. Dr. Johnson joined our company in March 2017. Prior to that, from 2016 to 2017, Dr. Johnson served as executive director, U.S. medical affairs for hospital specialty products at Merck, a pharmaceutical company. Previously, Dr. Johnson served as vice president of global medical affairs at Circassia Pharmaceuticals, a biopharmaceutical company, from 2015 to 2016 and as vice president of corporate medical affairs at Durata Therapeutics, a biopharmaceutical company, from 2012 to 2015. Prior to his time at Durata, Dr. Johnson also held senior management positions in medical affairs at Horizon Pharma, Inc., Takeda Pharmaceuticals North America, NeoPharm, Inc., G.D. Searle, LLC/Pharmacia Corporation and Bristol-Myers Squibb.

Dr. Johnson received a B.S. in pharmacy and Pharm.D. from the University of Minnesota and completed a postdoctoral fellowship at the University of Tennessee Health Sciences Center.

Steven Prestrelski, Ph.D. Dr. Prestrelski is one of our co-founders. He has served as our Chief Scientific Officer since 2005 and as our Interim Chief Executive Officer from 2013 to 2014. He also served on our board of directors from 2005 to 2015. Dr. Prestrelski is the inventor of our platform technologies. Prior to joining our company, from 2003 to 2011, Dr. Prestrelski was vice president of pharmaceutical R&D at Amylin Pharmaceuticals, a biopharmaceutical company. At Amylin, from 2003 to 2005, he was the executive director of the Bydureon® program. From 1998 to 2002, Dr. Prestrelski was vice president, biopharmaceuticals at PowderJect Technologies, Inc., a drug and diagnostics delivery company.

Dr. Prestrelski has a B.S. in nutrition science from Drexel University, a Ph.D. in molecular biophysics from the City University of New York and an M.B.A. from Rady School of Management at the University of California, San Diego.

John Shannon. Mr. Shannon joined our company in February 2017 as Chief Operating Officer. In August 2020, Mr. Shannon was appointed President and Chief Operating Officer of our company. Previously, from 2015 until its acquisition in 2016, Mr. Shannon served as chief executive officer and director for Catheter Connections, Inc. Prior to that, from 2012 until its acquisition in 2014, Mr. Shannon served as chief commercial officer for Durata Therapeutics, a biopharmaceutical company. From 2002 to 2012, he served as vice president and general manager of Baxter BioScience, a biopharmaceutical company.

Mr. Shannon received a B.S. degree in biology with an emphasis in microbiology from Western Illinois University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS XERIS'
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2021

Xeris’ stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP has served as Xeris’ independent registered public accounting firm since 2017.
The audit committee is solely responsible for selecting Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG LLP as Xeris’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Xeris and its stockholders.
A representative of KPMG LLP is expected to participate in the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Xeris incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	2020	2019
Audit fees (1)	$742,564	$647,033
Audit-related fees (2)	—	—
Tax fees (3)	44,500	89,429
All other fees	—	—
Total fees	$787,064	$736,462

(1)Audit fees include amounts billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and the review of documents filed with the Securities and Exchange Commission.

(2)There were no amounts billed or to be billed for 2020 or 2019 related to audit-related services.

(3)Tax fees consist of fees for tax compliance, advice and services.

Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted a policy and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the preapproval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2020 and 2019 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policy and procedures described above.

Vote Required and Board of Directors’ Recommendation
The approval of Proposal No. 2 requires that a majority of the votes properly cast votes FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.
The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to our success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our board of directors has determined that all members of the board of directors, except Mr. Edick, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Edick is not an independent director under these rules because he is an executive officer of the Company.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://www.xerispharma.com/investors/corporate-governance.
Audit Committee
BJ Bormann, Marla Persky and John Schmid serve on the audit committee, which is chaired by John Schmid. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated John Schmid as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the audit committee met five times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.

All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
BJ Bormann, Dawn Halkuff, John Schmid, and Jeffrey Sherman serve on the compensation committee, which is chaired by BJ Bormann. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the compensation committee met seven times. The compensation committee’s responsibilities include:
•annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our chief executive officer;

•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation (i) reviewing and determining the cash compensation of our chief executive officer and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;
•reviewing and approving the cash compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy, and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•reviewing and recommending to the board of directors the compensation of our directors;
•preparing our compensation committee report if and when required by SEC rules;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee
Dawn Halkuff, Marla Persky and Jeffrey Sherman serve on the nominating and corporate governance committee, which is chaired by Marla Persky. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met five times. The nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the board of directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the board of directors;
•recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
•overseeing the evaluation of our board of directors and management; and
•evaluating the Company's environmental, social, and governance ("ESG") efforts and initiatives.
The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Diversity of Executive Leadership Team and Board
Building an organization that is diverse, welcoming, and inclusive is not just a people priority for Xeris, it is a business priority. Our board of directors, executive leadership team, and employees are invested in making Xeris a diverse and inclusive company where everyone can bring their best selves to work with a sense of belonging. We have included diversity recruiting and retention as a key business goal, and we have taken steps to measure achievement of this goal by reviewing diversity metrics on a monthly basis. In addition, we have ongoing partnerships with diversity-focused recruiting firms and we have initiated partnerships with organizations that offer diversity-focused growth and development opportunities for our employees at all levels.

We are proud to have both an executive leadership team and a board of directors that represents our customers and employees by bringing diverse ideas and backgrounds to the table. While we do not have a specific policy with regard to the consideration of diversity in identifying director nominees, we believe it is essential to have directors representing diversity in many areas, including but not limited to race, ethnicity, gender, age, abilities, sexual identity, background, and professional experience.

Board and Committee Meetings Attendance
The full board of directors met ten times during 2020. During 2020, each member of the board of directors attended in person or participated in 90% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the Annual Meeting of stockholders to the extent practicable. All directors attended the annual meeting of stockholders in 2020.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://www.xerispharma.com/investors/corporate-governance#corporate-governance_goverance-documents. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board’s Leadership Structure and Role in Risk Oversight
Mr. Edick serves as our chief executive officer and as chairman of the board. The board of directors believes that having our chief executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Edick has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Edick to act as the key link between the board of directors and other members of management.

Our board of directors has appointed Mr. Schmid to serve as our lead independent director. As lead independent director, Mr. Schmid presides over meetings of our independent directors, serves as a liaison between our chairman of the board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Xeris Pharmaceuticals, Inc.
Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Xeris Pharmaceuticals, Inc.
180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Xeris’ legal counsel, and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Xeris’ legal counsel, with independent advisors, with non-management directors, or with Xeris’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Xeris regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Xeris has also established a toll-free telephone number for the reporting of such activity, which is 866-275-3202.
Board and Committee Evaluations

The nominating and corporate governance committee oversees the annual board and committee evaluation process. Generally, the board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the board and each committee at their next meetings in order to facilitate an examination and discussion by the board and each committee of the effectiveness of the board and committees, board and committee structure and dynamics, and areas for possible improvement. The nominating and corporate governance committee establishes the board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.
Non-Employee Director Compensation Table - 2020

The table below shows all compensation paid to our non-employee directors during 2020.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
BJ Bormann (3)	55,000	33,234	88,234
Dawn Halkuff (4)	45,000	33,234	78,234
Marla Persky (5)	51,000	33,234	84,234
John Schmid (6)	77,000	33,234	110,234
Jeffrey Sherman (7)	45,000	33,234	78,234
Mark Thierer (8)	32,250	33,234	65,484

(1)     Amounts represent annual fees earned for services on our board of directors rendered by each member of the board of directors. Of such fees, the following amounts were deferred under the deferred compensation plan adopted in April 2020 (discussed below):

Name	($)
Dr. Bormann	20,625
Ms. Halkuff	33,750
Ms. Persky	9,562
Mr. Schmid	28,875
Dr. Sherman	16,875
Mr. Thierer(8)	32,250
(2)     The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with Accounting Standards Codification Topic 718 issued by the Financial Accounting Standards Board, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors from the options.
(3)    As of December 31, 2020, Dr. Bormann held unexercised options to purchase 50,878 shares of our common stock.
(4)    As of December 31, 2020, Ms. Halkuff held unexercised options to purchase 50,878 shares of our common stock.
(5)    As of December 31, 2020, Ms. Persky held unexercised options to purchase 50,878 shares of our common stock.
(6)    Mr. Schmid serves as our lead independent director. As of December 31, 2020, Mr. Schmid held unexercised options to purchase 56,448 shares of our common stock.
(7)    As of December 31, 2020, Dr. Sherman held unexercised options to purchase 50,878 shares of our common stock.
(8)    Mr. Thierer resigned from our board of directors in December 2020. As of December 31, 2020, Mr. Thierer held unexercised options to purchase 7,641 shares of our common stock. Subsequent to his resignation, the deferred fees noted in footnote (1) above were paid to Mr. Thierer.

Non-Employee Director Compensation Policy

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives an additional retainer for such service as set forth below. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors or such committee. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	MEMBER ANNUAL FEE ($)	CHAIRMAN ADDITIONAL ANNUAL FEE ($)
Board of Directors	35,000	20,000
Audit Committee	8,000	8,000
Compensation Committee	6,000	6,000
Nominating and Corporate Governance Committee	4,000	4,000
We also provide an annual fee of $20,000 for our lead independent director (to the extent such lead independent director is not the chairman) and reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.
In addition, each new non-employee director elected or appointed to our board of directors will be granted an option to purchase 19,650 shares of our common stock on the date of such director’s election or appointment to the board of directors. Such options will vest over three years, subject to continued service as a director through such vesting date(s). On the date of each annual meeting of stockholders of our company, each non-employee director will be granted an additional option to purchase 11,228 shares of our common stock, which will vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting subject to continued service as a director through such vesting date(s).

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
In April 2020, we adopted a deferred compensation plan pursuant to which non-employee directors and executive management deferred payment of all or a portion of their annual cash retainers, annual base salaries and annual cash performance-based compensation pursuant to the terms and conditions of the plan and then receive such deferred amounts in a lump sum on the first to occur of the following: (a) a specific payment date, (b) within 90 days after the individual incurs a "separation from service" within the meaning of Section 409A of the Code, (c) within 90 days after the consummation of a "change in control event" within the meaning of Section 409A of the Code, (d) within 90 days after the date of the individual’s death, or (e) within 90 days after the date of the individual’s disability. Amounts deferred are 100% vested and accrue interest at a rate of two percent per annum. As of December 31, 2020, total fees and compensation of $1.7 million were deferred under the plan.

Executive Compensation

Our named executive officers for the year ended December 31, 2020 are:

•Paul Edick, our Chief Executive Officer;
•John Shannon, our President and Chief Operating Officer; and
•Beth Hecht, our Senior Vice President, General Counsel and Corporate Secretary.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities during the fiscal year ended December 31, 2020. The following table also presents information regarding the compensation awarded to, and earned by, and paid to each such individual during the fiscal year ended December 31, 2019, to the extent such individual was a named executive officer for such year.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)

Paul Edick,	2020	626,977	1,178,450	—	453,222	5,700	2,264,349
Chief Executive Officer	2019	598,277	1,735,000	1,598,580	370,181	5,600	4,307,638

John Shannon,	2020	473,658	414,050	246,300	300,000	2,420	1,436,428
President and Chief Operating Officer	2019	444,479	—	639,432	178,500	5,171	1,267,582

Beth Hecht,	2020	392,852	286,650	369,450	189,808	5,634	1,244,394
Senior Vice President, General Counsel and Corporate Secretary	2019	364,417	—	259,769	145,782	5,600	775,568

(1)     Represents salary earned during 2020 and 2019. Of the amounts earned in 2020, the following amounts were deferred under the deferred compensation plan adopted in April 2020:

Name	($)
Mr. Edick	397,106
Mr. Shannon	179,932
Ms. Hecht	59,315
(2)    Amounts reflect the grant date fair value of restricted stock unit awards granted in 2019 or 2020, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.
(3)     Amounts reflect the grant date fair value of option awards granted or modified in 2019 or 2020, as applicable, in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.
(4)     The amounts reported reflect a cash bonus approved by our board of directors based on achievement of individual and company performance goals in 2019 or 2020, as applicable. Of the amounts earned for 2020 performance, the following amounts were deferred under the compensation plan adopted in April 2020:

Name	($)
Mr. Edick	339,916
Mr. Shannon	112,500
Ms. Hecht	28,471
(5)     The amounts reported reflect the Company's matching contributions under its 401(k) plan.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus

We do not have a formal performance-based bonus plan. Our employment agreements with our named executive officers provide that the executive may be eligible to earn an annual performance bonus of up to a target percentage of the executive’s base salary, as described further below under the section entitled “Employment Arrangements and Severance Agreements with our Named Executive Officers.” Our board of directors or compensation committee may approve annual bonuses for our named executive officers based on individual performance, company performance or as otherwise determined to be appropriate, including up to amounts in excess of 100% of an individual’s target bonus.

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and restricted stock units.
We typically grant equity incentive awards at the start of employment to each executive officer and our other employees as well as on an annual basis for retention purposes. We set the option exercise price based on the closing price of our common stock as reported on The Nasdaq Global Select Market on the date of grant.
Employment Arrangements and Severance Agreements with our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and standard employee benefit plan participation.
These employment agreements provide for “at will” employment. The material terms of these employment agreements with our named executive officers are described below. The terms “cause,” “material change” and "change in control" used in each existing employment agreement are defined in each employment agreement.
Paul R. Edick
We entered into an employment agreement with Mr. Edick, which was amended and restated in 2018, pursuant to which Mr. Edick is entitled to receive an annual base salary and an annual target bonus equal to a percentage of his annual base salary based upon our board of directors’ assessment of Mr. Edick’s performance and our attainment of targeted goals as set by the board of directors in its sole discretion. For the fiscal year ending December 31, 2020, Mr. Edick’s annual base salary, effective as of February 1, 2020, was $629,475 and his annual target bonus was 60% of his annual base salary. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Edick reaffirmed the obligations contained in his Proprietary Information and Inventions Agreement. Mr. Edick’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or he resigns for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 18 months of base salary payable on our normal payroll cycle if such termination is not within 12 months of a “change in control” or (y) 1.5 times the sum of his base salary plus the average of his incentive compensation received for the three preceding fiscal years if such termination is within 12 months of a “change in control,” and (ii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Edick had he remained employed with us for up to 18 months. In addition, if within 12 months following a “change in control,” Mr. Edick is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Edick issued after the date of the amended and restated employment agreement will accelerate and vest immediately.
John Shannon
We entered into an employment agreement with Mr. Shannon, which was amended and restated in 2018, and subsequently amended on August 18, 2020, pursuant to which Mr. Shannon is entitled to receive an annual base salary and an annual target bonus equal to a percentage of his annual base salary based upon our board of directors’ assessment of Mr. Shannon’s performance and our attainment of targeted goals as set by the board of directors in its sole discretion. For the fiscal year ending December 31, 2020, Mr. Shannon’s annual base salary, effective as of February 1, 2020, was $459,637 and his annual target bonus was 40% of his annual base salary. Effective August 20, 2020, Mr. Shannon was promoted to President and Chief Operating Officer at which time his annual base salary was increased to $500,000 and his annual target bonus was increased to 50% of his annual base salary. Mr. Shannon's employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Shannon reaffirmed the obligations contained in his Proprietary Information and Inventions Agreement. Mr. Shannon’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or he resigns for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 15 months of base salary payable on our normal payroll cycle if such termination is not within 12 months of a “change in control” or (y) 1.25 times the sum of his base salary plus the average of his incentive compensation received for the three preceding fiscal years if such termination is within 12 months of a “change in control,” and (ii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Shannon had he remained employed with us for up to 15 months. In addition, if within 12 months following a “change in control,” Mr. Shannon is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Shannon issued after the date of the amended and restated employment agreement will accelerate and vest immediately.
Beth Hecht
We entered into an employment agreement with Ms. Hecht, our Senior Vice President, General Counsel and Secretary, on June 10, 2018, as amended on January 1, 2019, pursuant to which Ms. Hecht is entitled to receive an annual base salary and an annual target bonus equal to a percentage of her annual base salary based upon our board of directors’ assessment of Ms. Hecht’s performance. For the fiscal year ending December 31, 2019, Ms. Hecht’s annual base salary, effective as of February 1, 2020, was $395,434 and her annual target bonus is 40% of her annual base salary. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Ms. Hecht reaffirmed the obligations contained in her Proprietary Information and Inventions Agreement. Ms. Hecht’s employment agreement provides that, in the event that her employment is terminated by us without “cause” or she resigns for “good reason,” subject to the execution and effectiveness of a separation agreement and release, she will be entitled to receive (i) an amount equal to (x) 15 months of base salary payable on our normal payroll cycle if such termination is not within 12 months of a “change in control” or (y) 1.25 times the sum of her base salary plus the average of her incentive compensation received for the three preceding fiscal years if such termination is within 12 months of a “change in control,” and (ii) reimbursement of COBRA premiums for health benefit coverage for her in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Ms. Hecht had she remained employed with us for up to 15 months. In addition, if within 12 months following a “change in control,” Ms. Hecht is terminated by us without “cause” or she resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Ms. Hecht issued after the date of the employment agreement will accelerate and vest immediately.

Deferred Compensation Plan

In April 2020, we adopted a deferred compensation plan pursuant to which non-employee directors and executive management deferred payment of all or a portion of their annual cash retainers, annual base salaries and annual cash performance-based compensation pursuant to the terms and conditions of the plan and then receive such deferred amounts in a lump sum on the first to occur of the following: (a) a specific payment date, (b) within 90 days after the individual incurs a "separation from service" within the meaning of Section 409A of the Code, (c) within 90 days after the consummation of a "change in control event" within the meaning of Section 409A of the Code, (d) within 90 days after the date of the individual’s death, or (e) within 90 days after the date of the individual’s disability. Amounts deferred are 100% vested and accrue interest at a rate of two percent per annum. As of December 31, 2020, total fees and compensation of $1.7 million were deferred under the plan.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2020.

	OPTION AWARDS					STOCK AWARDS
NAME	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)

Paul Edick	1/31/2020 (2)	—	—	—	—	185,000	$910,200
	1/31/2019 (3)	—	—	—	—	93,750	$461,250
	1/31/2019 (3)	95,833	104,167	13.88	1/31/2029	—	—
	1/31/2018 (4)(5)	98,252	—	5.93	1/31/2028	—	—
	6/12/2017 (4)(5)	69,822	—	1.55	6/11/2027	—	—
	1/09/2017 (4)(5)	668,065	—	1.55	1/27/2027	—	—

John Shannon	8/18/2020 (2)	—	100,000	3.94	8/18/2030	—	—
	1/31/2020 (2)	—	—	—	—	65,000	319,800
	1/31/2019 (3)	38,333	41,667	13.88	1/31/2029	—	—
	5/15/2018 (4)(5)	34,977	—	12.50	5/15/2028	—	—
	1/31/2018 (4)(5)	28,072	—	5.93	1/31/2028	—	—
	6/12/2017 (4)(5)	25,136	—	1.55	6/12/2027	—	—
	2/16/2017 (4)(5)	160,335	—	1.55	2/4/2027	—	—

Beth Hecht	8/14/2020 (2)	—	150,000	3.94	8/14/2030	—	—
	1/31/2020 (2)	—	—	—	—	45,000	221,400
	1/31/2019 (3)	15,572	16,928	13.88	1/31/2029	—	—
	10/5/2018 (3)	2,073	1,753	19.00	10/5/2028	—	—
	5/15/2018 (4)(5)	65,295	—	12.50	5/15/2028	—	—
	1/31/2018 (4)(5)	30,879	—	5.93	1/31/2028	—	—

(1)    The amount represents the number of shares underlying the unvested RSUs multiplied by the value of a share of our common stock on December 31, 2020, which was $4.92 per share.

(2)     The equity award was granted pursuant to our 2018 Stock Option and Incentive Plan, or 2018 Plan. The shares subject to each option award vest with respect to 25% of the shares subject to the option on the one-year anniversary of the applicable vesting commencement date and thereafter the remaining shares subject to each option vest in 36 equal monthly installments, in all cases subject to the grantee’s continuous service to us through each vesting date. The shares subject to each restricted stock unit vest in four substantially equal annual installments beginning on January 31, 2021, in all cases subject to the grantee's continuous service to us through each vesting date.

(3)    The equity award was granted pursuant to our 2018 Plan. The shares subject to each option award vest with respect to 25% of the shares subject to the option on the one-year anniversary of the applicable vesting commencement date and thereafter the remaining shares subject to each option vest in 36 equal monthly installments, in all cases subject to the grantee’s continuous service to us through each vesting date. The shares subject to each restricted stock unit vest in four substantially equal annual installments beginning on January 31, 2020, in all cases subject to the grantee's continuous service to us through each vesting date.

(4)    The equity award was granted pursuant to our 2011 Stock Option/Issuance Plan, or 2011 Plan. The shares subject to each option award vest with respect to 25% of the shares subject to the option on the one-year anniversary of the applicable vesting commencement date and thereafter the remaining shares subject to each option vest in 36 equal installments, in all cases subject to the optionee’s continuous service to us through each vesting date. In addition, each option becomes exercisable as described in footnote (5) below, where any unvested portion is subject to a right of repurchase upon the optionee’s termination of continuous service. Upon a change in control of the Company while the optionee is providing services to us, 100% of the shares subject to the option shall vest and become exercisable immediately prior to the effective date of the change in control.

(5)    The shares subject to these options are early exercisable.

On January 29, 2021, our compensation committee granted equity awards to our named executive officers pursuant to our 2018 Plan. Mr. Edick received a restricted stock unit award for 225,000 shares of our common stock. Mr. Shannon received a restricted stock unit award for 150,000 shares of our common stock. Ms. Hecht received a restricted stock unit award for 150,000 shares of our common stock. The shares subject to each award vest in three substantially equal annual installments beginning on January 29, 2022, in all cases subject to the named executive officer’s continuous service to us through each vesting date. Additionally, Mr. Edick received a stock option award for 400,000 shares of our common stock at an exercise price of $5.08 per share. The shares subject to this option award vest with respect to 25% of the shares subject to the option on January 29, 2022, with the remainder vesting ratably over the following 36 months.
Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans, consisting of the 2011 Plan, the 2018 Plan, the Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan, or 2018 Employee Stock Purchase Plan, and the Xeris Pharmaceuticals Inc. Equity Inducement Plan, or the Inducement Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by stockholders (1)(2)	4,712,000	$5.78	917,423
Equity compensation plans not approved by stockholders (3)	241,906	$6.81	263,794
Total	4,953,906	$5.84	1,181,217

(1)Includes the following plans: our 2011 Plan, 2018 Plan, and 2018 Employee Stock Purchase Plan.

(2)Excludes (i) 2,384,448 additional shares of common stock that may be issued pursuant to our 2018 Plan pursuant to an automatic annual increase effective on January 1, 2021 and (ii) 386,000 additional shares of common stock that may be issued pursuant to our 2018 Employee Stock Purchase Plan pursuant to an annual increase effective on January 1, 2021.
(3)In February 2019, our board of directors adopted our Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. We initially reserved 750,000 shares of common stock for the issuance of awards under the Inducement Plan. For more information about the Inducement Plan, please see the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021.

As of December 31, 2020, a total of 609,757 shares of our common stock have been reserved for future issuance pursuant to the 2018 Plan, which number excludes the 2,384,448 shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2020, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2011 Plan will be added back to the shares of common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2011 Plan. As of December 31, 2020, a total of 307,666 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan, which number excludes the 386,000 shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2018 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 386,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. As of December 31, 2020, a total of 263,764 shares of our common stock have been reserved for future issuance of awards under the Inducement Plan.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is based on goals and objectives, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under the “Executive Compensation” and the “Non-Employee Director Compensation” sections in this proxy statement and the transactions described below, since January 1, 2018, there has not been and there is not currently proposed any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2018, 2019 and 2020) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Participation in our 2019 Public Offering

Our executive officers purchased an aggregate of 8,500 shares of our common stock in our 2019 public equity offering at the public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price

Barry Deutsch	5,000	$50,000.00
Beth Hecht	2,500	$25,000.00
Kenneth Johnson	1,000	$10,000.00

Participation in our 2020 Public Offerings

Our directors, executive officers and 5% stockholders and their affiliates purchased an aggregate of 1,998,097 shares of our common stock in our February 2020 public equity offering at the public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price

Entities affiliated with Sessa Capital (Master), L.P.	1,100,000	$4,565,000.00
Entities affiliated with Deerfield Management Company, L.P.	850,000	$3,527,500.00
Paul R. Edick	20,000	$83,000.00
John Shannon	12,048	$49,999.20
Barry Deutsch	9,639	$40,001.85
Beth Hecht	4,000	$16,600.00
Kenneth Johnson	2,410	$10,001.50

Our 5% stockholders and their affiliates purchased 18,000 of the Company's 5.00% Convertible Senior Notes due 2025 and 740,000 shares of our common stock in our June 2020 concurrent public offerings at the public offering price. The following table sets forth the number of convertible notes and shares of our common stock purchased by 5% stockholders and their affiliates and the aggregate purchase price paid for such notes and shares.

Name	Convertible Notes Purchased	Shares of Common Stock Purchased	Aggregate Cash Purchase Price

Entities affiliated with Deerfield Management Company, L.P.	18,000	—	$18,000,000
Entities affiliated with Sessa Capital (Master), L.P.	—	740,000	$2,012,800

Agreements with Stockholders
In connection with our Series C preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements were terminated in connection with our initial public offering, except for the registration rights granted under our investors’ rights agreement.
Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporate Law ("DGCL"), as it now exists or may in the future be amended; and
•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law, including by indemnifying these individuals for certain expenses (including attorney's fees), judgments, fines and settlement amounts (if such settlement is approved by the Company in advance) incurred in connection with any action or proceeding arising out of that person's services as a director or executive officer brought on behalf of us or in furtherance of our rights. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available. Additionally, certain of our directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors is secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Related Person Transaction Policy

Our board of directors adopted a written related person transaction policy providing that transactions with a related person must be approved by our audit committee. This policy became effective on June 20, 2018. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which include transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or a holder known to us to beneficially own five percent or more of our voting securities, in each case since the beginning of the most recently completed year, and their immediate family members and affiliates.

As appropriate for the circumstances, the audit committee will review and consider:
•the related person’s interest in the related person transaction;
•the approximate dollar amount involved in the related person transaction;
•the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the related-party transaction; and
•any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2021 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to be a beneficial owner of greater than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 66,334,538 shares of our common stock outstanding as of April 19, 2021.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 19, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Xeris Pharmaceuticals, Inc.,180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601.

	SHARES BENEFICIALLY OWNED
	NUMBER	PERCENTAGE
5% Stockholders
Entities affiliated with Deerfield Management Company, L.P. (1)	12,435,751	9.97%
Entities affiliated with Sessa Capital (Master), L.P. (2)	6,607,100	9.61%
Blackrock, Inc. (3)	3,647,218	5.50%
Directors, Named Executive Officers and Other Executive Officers
Paul Edick (4)	1,191,536	1.77%
John Shannon (5)	373,077	*
Beth Hecht (6)	149,784	*
John Schmid (7)	62,107	*
BJ Bormann (8)	50,878	*
Jeffrey Sherman (9)	50,878	*
Marla Persky (10)	50,878	*
Dawn Halkuff (11)	50,878	*
All current executive officers and directors as a group (11 persons) (12)	2,736,981	4.01%
* less than one percent.

(1)    Based solely on a Schedule 13G filed with the SEC on March 17, 2021, consists of 6,553,398 shares of common stock and 5,882,353 shares of common stock underlying convertible notes, in each case held by Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. The supplemental indenture that governs the convertible notes beneficially owned by the reporting person, together with an election by each of Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. thereunder, restrict the conversion of such securities to the extent that, upon such conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder’s beneficial ownership would be aggregated for purposes of Section 13(d) of the Securities Exchange Act of 1934 would exceed 4.985% of the total number of shares of the Issuer then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon conversion of such convertible notes to the extent that upon such conversion the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P., and Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (collectively with Deerfield Partners, L.P., the “Deerfield Funds”). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management

Company, L.P. and as such shares voting and investment control over the shares held by the Deerfield Funds. Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Mgmt III, L.P. Deerfield Management Company, L.P. and Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)    Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, consists of 4,172,459 shares of common stock and 2,434,641 shares of common stock underlying convertible notes held by Sessa Capital (Master), L.P. (the “Fund”). Sessa Capital GP, LLC is the general partner of the Fund and, as a result, may be deemed to beneficially own shares owned by the Fund. Sessa Capital IM, L.P. is the investment manager of the Fund and, as a result, may be deemed to beneficially own shares owned by the Fund. Sessa Capital IM GP, LLC is the general partner of Sessa Capital IM, L.P. and, as a result, may be deemed to beneficially own shares owned by Sessa Capital IM, L.P. John Petry is the manager of Sessa Capital GP, LLC and Sessa Capital IM GP, LLC and, as a result, may be deemed to beneficially own shares owned by the Fund. The address of the Fund is 888 Seventh Avenue, 30th Floor, New York, New York, 10019.

(3)     Based solely on a Schedule 13G filed with the SEC on February 1, 2021, consists of 3,647,218 shares of common stock held by BlackRock, Inc., through its subsidiaries. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)    Consists of (i) 952,805 shares of common stock underlying options exercisable within 60 days of April 19, 2021, (ii) 225,301 shares of common stock, and (iii) 13,430 shares of common stock held by the Paul R. Edick 2008 Revocable Trust (the “2008 Trust Shares”). Mr. Edick may be deemed to beneficially own the 2008 Trust Shares. Mr. Edick disclaims beneficial ownership of the 2008 Trust Shares and this shall not be deemed an admission that he is the beneficial owner of the 2008 Trust Shares.

(5)     Consists of (i) 77,891 shares of common stock and (ii) 295,186 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(6)    Consists of (i) 30,814 shares of common stock and (ii) 118,970 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(7)    Consists of (i) 5,659 shares of common stock and (ii) 56,448 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(8)    Consists of 50,878 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(9)    Consists of 50,878 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(10)    Consists of 50,878 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(11)    Consists of 50,878 shares of common stock underlying options exercisable within 60 days of April 19, 2021.

(12)    Includes an aggregate of 1,923,748 shares of common stock underlying options exercisable within 60 days of April 19, 2021 held by eleven executive officers and directors.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2020 by Section 16(a) under the Exchange Act, except that late Form 4 filings were filed on March 2, 2020 on behalf of the following individuals, in each case relating to the grant of restricted stock units of the Company to Steven Prestrelski, John Shannon, Beth Hecht, Paul Edick, Barry Deutsch and Kenneth Johnson, effected on January 31, 2020.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Xeris’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Xeris’ independent registered public accounting firm, (3) the performance of Xeris’ internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.
Management is responsible for the preparation of Xeris’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Xeris’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Xeris for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Xeris be included in Xeris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF XERIS PHARMACEUTICALS, INC.
John Schmid, Chairperson
BJ Bormann
Marla Persky

April 29, 2021

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to Stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary, telephone: 1-844-445-5704. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2021. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 8, 2022 and no later than March 10, 2022. Stockholder proposals and the required notice should be addressed to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary.

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

xeris PHARMACEUTICALS
P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/XERS**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-229-1034**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/XERS

Xeris Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 19, 2021

TIME: Tuesday, June 08, 2021 08:00 AM, Central Daylight Time
PLACE: To be held virtually -- please visit www.proxydocs.com/XERS for additional information on virtual meeting registration.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul R. Edick and Barry M. Deutsch, and each of them, as proxies with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Xeris Pharmaceuticals, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Xeris Pharmaceuticals, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] **Use dark black pencil or pen only**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Paul R. Edick	☐	☐		FOR
	1.02 Marla S. Persky	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/XERS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date